Exhibit 99.2

IMMEDIATE RELEASE CONTACTS: Brent Larson, Sr. Vice President / CFO (614) 822-2330	July 19, 2010 Gene Marbach, Makovsky + Company (212) 508-9645

NEOPROBE REPORTS ORGANIZATIONAL DEVELOPMENTS

Company Announces Board Appointments, Creation of Scientific Advisory Board
and Executive Promotions

DUBLIN, OHIO – July 19, 2010 – Neoprobe Corporation (OTCBB: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, announced today that the Company’s Board of Directors has elected a Vice Chairman, approved the creation of a scientific advisory board (SAB), and approved senior executive promotions.

As previously announced following the Company’s Annual Meeting of Stockholders on Friday, July 16 stockholders voted to approve the elections of Brendan A. Ford and Eric K. Rowinsky, M.D. as directors for terms ending in July, 2013.  Ford is a partner in Talisman Capital Partners, a private investment company. From 1991 to 2007 Ford served in executive positions at Cardinal Health, including Executive Vice President, Business Development and Corporate Strategy.  From 2005 to 2009, Dr. Rowinsky served as Chief Medical Officer and Executive Vice President of Clinical Development and Regulatory Affairs at ImClone Systems.

At a meeting of the Board of Directors following the Annual Meeting, Gordon A. Troup was elected as Vice Chairman of the Board. From 2003 to 2007, Troup served as President of Cardinal Health’s Nuclear Pharmacy Services business and has been a Neoprobe board member since 2008.

“Mr. Ford and Dr. Rowinsky bring to our board significant expertise in medical product distribution, manufacturing and research and development that will be critical to our success in the months ahead,” said David Bupp, President and Chief Executive Officer of Neoprobe. “Additionally, the appointment of Gordon Troup as vice chairman will help ensure the long-term stability of Neoprobe’s corporate governance.”

The Board of Directors also approved creation of the SAB to help the Company to identify new oncology pipeline development opportunities consistent with its corporate mission. The SAB will be chaired by Dr. Rowinsky, and will include current Neoprobe Board members Kirby I. Bland, M.D., Professor and Chairman, Department of Surgery of the University of Alabama at Birmingham School of Medicine; and Owen E. Johnson, M.D., former Vice President and Senior Medical Director of UnitedHealthcare of Ohio, a subsidiary of UnitedHealth Group.

“By establishing this scientific advisory board, Neoprobe will be better positioned to identify new opportunities to fuel our Company’s growth well into the future,” Bupp said. “Drs. Rowinsky, Bland and Johnson will be instrumental in leading this effort and identifying outside experts to help the Board evaluate new technologies for development.”

The Board of Directors also approved the promotion of two senior executives as the Company prepares for upcoming milestones. Brent L. Larson was named Senior Vice President and Chief Financial Officer and Dr. Frederick O. Cope was named Senior Vice President, Pharmaceutical Research and Clinical Development.

Neoprobe will hold a conference call at 4:00 PM ET today to provide a business update, discuss its product pipeline and provide an update on matters from the Annual Meeting. The conference call can be accessed as follows:

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date: Time: Toll-free (U.S.) Dial in # : International Dial in # :	July 19, 2010 4:00 PM ET (877) 407-8033 (201) 689-8033	Available until: Toll-free (U.S.) Dial in # : International Dial in # : Replay passcode: Account #: Conference ID #:	July 26, 2010 (877) 660-6853 (201) 612-7415 286 353735

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients.  Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons.  In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan™ CR.  Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT.  Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.  www.neoprobe.com